Exhibit 10.1

Business Operation Agreement

This Business Operation Agreement (this “Agreement”) is entered into in Xi'an, the People’s Republic of China (the “PRC”) on February 25, 2020, by and among the following Parties:

Party A: Xi’an Minglan Management Co., Ltd.

Registered address:

Party B: Sancaijia Co., Ltd.

Registered address:

Party C: Shareholders

Shareholder 1: Ning Wen

Identity Card No.:

Shareholder 2: Zhijie Zhang

Identity Card No.:

Shareholder 3: Linzhen Tang

Identity Card No.:

Shareholder 4: Lizhi He

Identity Card No.:

(In this Agreement, the above parties are hereinafter referred to individually as a “Party” and collectively as the “Parties.”)

WHEREAS:

(1)  Party A is a wholly foreign-owned enterprise incorporated and validly existing in accordance with laws of the PRC;

(2) Party B is a limited liability company incorporated and validly existing in accordance with laws of the PRC;

(3) Party A and Party B have established a business relationship by entering into a certain Exclusive Technical Consultation and Service Agreement, pursuant to which Party B will make various payments to Party A, and therefore Party B’s activities in its ordinary course of business will have a material effect upon its ability to make such payments to Party A; and

(4) Each of the individuals listed as Party C is a shareholder of Party B (collectively, the “Shareholders”).

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NOW, THEREFORE, the Parties, through amicable negotiations and based on the principle of equality and mutual benefit, hereby agree as follows:

Article 1 Negative Obligations

In order to guarantee the performance of Party B in relation to this Agreement and all of Party B’s in relation to its obligations towards Party A, Party B and the Shareholders hereby acknowledge, agree and jointly and severally warrant that without the prior written consent of Party A or any party designated by Party A, Party B shall not engage in any transaction which may have a material or adverse effect on any of its assets, businesses, employees, obligations, rights or operations (except for those occurring in the due course of business or in day-to-day business operations, or those already disclosed to Party A and with the explicit prior written consent of Party A), including without limitation:

1.1	Conduct any activity beyond the normal business scope of Party B or operate the Party B in a manner inconsistent with its past practice;

1.2	Make any borrowing or undertake any indebtedness from any third party;

1.3	Change or remove any of its directors or senior officers;

1.4	Sell, assign, mortgage or otherwise dispose of any assets or rights, including without limitation any intellectual property rights, with any third party;

1.5	Create or cause the creation of any guarantee, mortgage, pledge, lien or any other security on any of its assets, including intellectual property, in favor of any third party, or create any encumbrance on any such assets;

1.6	Change its articles of association or its scope of business;

1.7	Change its ordinary course of business or materially alter any of its major internal rules and bylaws;

1.8	Transfer any of its rights or obligations under this Agreement to any third party;

1.9	Make or cause any material change to its business pattern, marketing strategy, business plan or customer relationships; and

1.10	Make or cause a distribution of any bonus or dividend to shareholders of Party B.

Article 2 Business Management and Human Resources Arrangement

2.1	Party B and the Shareholders hereby jointly agree to accept and strictly implement any proposal made by Party A from time to time regarding the employment and removal of Party B’s employees, its day-to-day business management and the financial management system of Party B.

2.2	Party B and the Shareholders hereby jointly agree that the Shareholders will elect or appoint, as applicable, any person designated by Party A as Party B’s director, chairman, president, chief financial officer and any other executive officers in accordance with relevant laws, regulations and Party B’s articles of association.

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2.3	Upon termination of his or her employment with Party A, either voluntarily or by Party A, each of the directors or senior officers elected or appointed under Section 2.2 will be simultaneously disqualified to hold any position in Party B; under such circumstance, the Shareholders shall elect any other person designated by Party A for such position.

2.4	For purpose of Section 2.3, the Shareholders will take any actions required under relevant laws and regulations, articles of association and this Agreement to effect the employment and termination provided under Sections 2.2 and 2.3.

2.5	The Shareholders hereby agree that, in conjunction with the execution of this Agreement, each of the shareholders will execute an irrevocable power of attorney authorizing Party A to exercise its rights as the shareholder of Party B and to exercise its voting rights in the name of shareholder at Party B’s shareholders meeting.

Article 3 Other Agreements

3.1	Upon termination or expiration of any agreement between Party A and Party B, Party A may elect to terminate all of its agreements with Party B, including without limitation the Exclusive Technical Consultation and Service Agreement.

3.2	Considering the business relationship established between Party A and Party B based on the executed Exclusive Technical Consultation and Service Agreement, Party B’s activities in its ordinary course of business will have a material effect upon its ability to make relevant payments to Party A. Each of the Shareholders agrees that any bonus, dividend or any other benefit or interest receivable by it as the shareholder of Party B will be unconditionally and automatically paid or transferred to Party A.

Article 4 Confidentiality Obligations

4.1	Regardless of whether this Agreement is terminated or not, each Party shall keep strictly confidential all business secrets, proprietary information, customer information and all other information of a confidential nature concerning the other Parties known by it during the execution and performance of this Agreement (collectively, the “Confidential Information”). Unless a prior written consent is obtained from the Party disclosing the Confidential Information (the “Disclosing Party”) or unless it is required to be disclosed to third parties in accordance with relevant laws, rules and regulations (including those of the United States Securities and Exchange Commission) or the requirements of the place where any affiliate is listed on a stock exchange, the Party receiving the Confidential Information (the “Receiving Party”) shall not disclose to any third party any Confidential Information. The Receiving Party shall not use any Confidential Information other than for the purpose of performing this Agreement.

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4.2	The following information shall not be deemed part of the Confidential Information:

(a)	any information that has been lawfully acquired by the Receiving Party prior to entering into the Agreement as evidenced by other written documents;

(b)	any information entering the public domain not attributable to the fault of the Party receiving the information; or

(c)	any information lawfully acquired by the Party receiving the information through other sources after its receipt of such information.

4.3	If requested by either Party, the other Party shall return, destroy, or otherwise dispose of all documents, materials and software that contains or may contain any Confidential Information as requested, and promptly stop using such Confidential Information.

4.4	For purposes of performing this Agreement, the Receiving Party may disclose the Confidential Information to its relevant employees, agents or professionals retained by it. However, the Receiving Party shall ensure that the aforesaid persons shall comply with all relevant terms and conditions of this Article. In addition, the Receiving Party shall be responsible for any liability incurred as a result of such persons’ breach of the relevant terms and conditions of this Article 4.

4.5	The Parties’ obligations under this Article shall survive the termination of this Agreement. Each Party shall still comply with the confidentiality terms of this Agreement and fulfill the confidentiality obligations as promised, until the other Parties give consent to the release of such obligations or as a matter of fact, violation of the confidentiality terms herein will not cause damage of any form to the other Parties.

Article 5 Effectiveness, Termination and Term of this Agreement

5.1	Any written consent, proposal, appointment and any other decision made in connection with this Agreement which may have a material effect on Party B’s day-to-day business operations shall be made by Party A’s board of directors.

5.2	This Agreement shall become effective upon execution by each of the Parties on the date first written above and shall remain valid until it is terminated by written agreement of the Parties.

5.3	During the term of this Agreement, none of Party B or the Shareholders may terminate this Agreement. Party A shall have the sole right to terminate this Agreement at any time, provided that Party A gives prior written notice of thirty (30) days to Party B and the Shareholders. The parties may terminate this Agreement as they unanimously agree through negotiation.

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Article 6 Liability for Breach of Contract

6.1	Either Party’s direct or indirect violation of any provisions herein, or failure in assuming or untimely or insufficient assumption of, any of its obligations hereunder shall constitute a breach of contract. The non-defaulting Party (the “Non-Defaulting Party”) is entitled to send to the defaulting Party (the “Defaulting Party”) a written notice, requesting the Defaulting Party to rectify its breach, take sufficient, effective and timely measures to eliminate the effects of breach, and compensate the Non-Defaulting Party for any losses incurred by the breach.

6.2	After the occurrence of breach, and in the event that such a breach has made it impossible or unfair for the Non-Defaulting Party to perform its corresponding obligations hereunder based on the Non-Defaulting Party’s reasonable and objective judgments, the Non-Defaulting Party is entitled to send to the Defaulting Party a written notice of its temporary suspension of performance of corresponding obligations hereunder, until the Defaulting Party stops the breach, takes sufficient, effective and timely measures to eliminate the effects of breach, and compensate the Non- Defaulting Party for any losses incurred by the breach.

6.3	The losses of the Non-Defaulting Party that should be compensated by the Defaulting Party include direct economic losses and any foreseeable indirect losses and extra expenses incurred by the breach, including without limitation, attorney’s fees, litigation and arbitration fees, financial expenses and travel charges.

Article 7 Force Majeure

7.1	Force Majeure shall mean events beyond the reasonable control of the Parties that are unforeseeable or foreseeable but unavoidable, which cause obstruction in, impact on or delay in either Party’s performance of part or all of its obligations in accordance with this Agreement, including without limitation, government acts, natural disasters, wars, hacker attacks or any other similar events.

7.2	The Party affected by Force Majeure may suspend the performance of relevant obligations hereunder that cannot be performed due to Force Majeure until the effects of Force Majeure are eliminated, without having to assume any liability for breach of contract, provided however that such Party shall endeavor to overcome such events and reduce the negative effects to the best of its abilities.

7.3	The Party affected by Force Majeure shall provide the other Party with valid certificate documents verifying the occurrence of Force Majeure events, which documents shall be issued by the notary office where the events occur (or other appropriate agencies). In case the Party affected by Force Majeure cannot provide such certificate documents, the other Party may request such certificate documents in order to assume the liability for breach of contract in accordance with this Agreement.

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Article 8 Notices

8.1	Any notice, request, demand and other correspondence required by this Agreement or made in accordance with this Agreement shall be made in written form and delivered to the following address in person, by fax, telegram, telex, email, registered mail (postage paid) or express mail.

To Party A: Xi’an Minglan Management Co., Ltd.

Address:

Attention:

Email:

To Party B: Sancaijia Co., Ltd.

Address:

Attention:

Email:

To Party C:

Ning Wen

Address:

Email:

Zhijie Zhang

Address:

Email:

Lizhen Tang

Address:

Email:

Lizhi He

Address:

Email:

8.2	If any such notice or other correspondence is transmitted by fax, telegram, telex or email, it shall be treated as delivered immediately upon transmission; if delivered in person, it shall be treated as delivered at the time of delivery; if delivered by registered mail or express mail, it shall be treated as delivered three (3) days after posting.

Article 9 Miscellaneous

9.1	This Agreement is written in English and translated into Chinese. In the event of any discrepancy between the two versions, the English version shall prevail. This Agreement is made with six (6) original copies, of which Party A, Party B and the Shareholders will each hold one copy respectively.

9.2	The execution, validity, performance, revision, interpretation and termination of this Agreement and the resolution of any dispute arising from this Agreement shall be governed in accordance with the laws and regulations of the PRC.

9.3	Should any dispute arise in connection with construction or performance of any provision under this Agreement, the Parties shall seek in good faith to resolve such dispute through negotiations. If the negotiations fail, any of the Parties may submit the dispute to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing in accordance with its arbitration rules then in effect, and the language of arbitration shall be in Chinese. The arbitration judgment shall be final and binding on each of the Parties.

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9.4	None of the rights, powers or remedies granted to any Party by any provision herein shall preclude any other rights, powers or remedies available to such Party at law and under the other provisions of this Agreement. In addition, a Party’s exercise of any of its rights, powers and remedies shall not exclude such Party from exercising any of its other rights, powers and remedies.

9.5	No failure or delay by a Party in exercising any rights, powers and remedies available to it hereunder or at law (“Such Rights”) shall result in a waiver thereof, nor shall the waiver of any single or part of Such Rights shall exclude such Party from exercising Such Rights in any other way and exercising other rights of such Party.

9.6	Each term contained herein shall be severable and independent from each of the other terms. In case any term herein becomes all or partly invalid or unenforceable due to violation of law or governmental regulations or other reasons, the affected part of such term shall be considered to have been removed, provided that the removal of the affected part of such term shall not affect the legal effect of the remaining part of such term or other terms herein. The Parties shall conclude new terms through consultations to replace such invalid or unenforceable terms.

9.7	The headings in this Agreement are written for ease of reference only and in no event shall they affect the interpretation of any terms of this Agreement.

9.8	Any amendment or supplement hereto shall be made in writing and shall become effective only upon due execution by the Parties hereto. Any Amended agreements and supplemental agreements executed by the Parties will become part of this Agreement, having the same legal effect as this Agreement.

9.9	Matters not covered in this Agreement shall be determined by the Parties separately through consultation.

9.10	This Agreement constitutes all agreements reached by the Parties on the subject matter of the cooperation project, and supersedes any previous or concurrent oral and written agreement, understanding and correspondence relevant to the subject matter of the cooperation project between the Parties. Unless specifically provided herein, there is no other explicit or implicit obligation or covenant between the Parties.

9.11	Party B or Party C shall not transfer any of its rights and/or obligations under this Agreement to any third party without prior written consent of Party A. To the extent not in contravention of the PRC Laws, Party A is entitled to transfer any of its rights and/or obligations under this Agreement to any third party designated by it without prior notice to or consent of Party B or Party C.

9.12	Party C undertakes that all provisions herein shall remain legally binding upon it regardless of any future change that may occur to its percent of shareholding in Party B, and that the provisions herein shall apply to all stock equity that Party C may hold in Party B, unless the percent of shareholding in Party B of Party C becomes null.

9.13	This Agreement shall be binding on the legal successors or assigns of the Parties.

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[Signature Page of Business Operation Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives on the date first written above.

Party A: Xi’an Minglan Management Co., Ltd. (Seal)

Authorized Representative (Signature):	/s/ Ning Wen
Name: Ning Wen

Party B: Sancaijia Co., Ltd. (Seal)

Authorized Representative (Signature):	/s/ Ning Wen
Name: Ning Wen

Party C:

Ning Wen (Signature/Seal):	/s/ Ning Wen

Zhijie Zhang (Signature/Seal):	/s/ Zhijie Zhang

Lizhen Tang (Signature/Seal):	/s/Lizhen Tang

Lizhi He (Signature/Seal):	/s/ Lizhi He

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